SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Securities and Exchange Commission

Washington, D. D. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2003

Exide Technologies

(Exact name of registrant as specified in charter)

Delaware	1-11263	23-0552730
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Carnegie Center

Suite 500

Princeton, New Jersey 08540

(Address of principal executive office)

Registrant’s telephone number, including area code: (609) 627-7200

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

In connection with its April 15, 2002 Chapter 11 filing, the Company entered into a debtor-in-possession credit facility (“DIP Facility”), as well as a Standstill Agreement and Fifth Amendment to the Company’s Credit and Guarantee Agreement (“Standstill Agreement”) with its pre-petition Senior Secured Global Credit Facility lenders. The Standstill Agreement lenders agreed previously to forebear collection of principal payments on foreign borrowings under the Senior Secured Global Credit Facility from subsidiaries not subject to the Company’s Chapter 11 proceedings until December 18, 2003. The pre-petition lenders have agreed to extend the Standstill Agreement until March 18, 2004, although the Company will continue to pursue Bankruptcy Court approval and implementation of its Plan of Reorganization as soon as possible. The principal events which could result in an early termination of the Standstill Agreement are: 1) non-payment of interest on the European tranche of the Company’s Senior Secured Global Credit Facility as and when due; 2) if any significant foreign subsidiaries commence any winding up or liquidation proceeding; 3) breach of financial and other customary negative covenants; and 4) default with respect to the European securitization agreement and 9.125% Senior Notes (Deutsche Mark denominated) agreement. As a result of the Standstill Agreement extension, the DIP Facility is now set to expire upon the earlier of the effective date of a final order confirming the Company’s Plan of Reorganization or February 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

EXIDE TECHNOLOGIES

BY:	/s/ Craig H. Muhlhauser
Chairman, President and Chief Executive Officer

BY:	/s/ Ian J. Harvie
Interim Chief Financial Officer, Vice President and Corporate Controller

Date: December 12, 2003

EXHIBITS:

4.34	Sixth Amendment to the Standstill Agreement, dated as of December 1, 2003.